EXHIBIT 10.2

PLEDGE AGREEMENT

(Hypothecation)

This AGREEMENT is entered into at New York, New York, as of October 8, 2019, between GRAHAM CORPORATION, a Delaware corporation, with an address of 20 Florence Avenue, Batavia, New York  14020 (the "Pledgor") and HSBC Bank USA, National Association, a bank organized under the laws of the United States of America with an address of 452 Fifth Avenue, 4th Floor, New York, New York  10018 (the "Bank").

1.

Pledge.  In consideration of the Bank's extending credit and other financial accommodations to or for the benefit of the Pledgor, whether evidenced by notes or not, the Pledgor hereby grants to the Bank a security interest in, a lien on and pledge and assignment of the Collateral (as hereinafter defined).  The security interest granted by this Agreement is given to and shall be held by the Bank as security for the payment and performance of all Obligations (as hereinafter defined).  The Bank shall have the unrestricted right from time to time to apply (or to change any application already made of) the proceeds of any of the Collateral to any of the Obligations, as the Bank in its sole discretion may determine.

2.	Definitions. The following definitions shall apply:
(a)

"Bank Affiliate" shall mean any "Affiliate" of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s).  The term "Affiliate" shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above.  For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.  Control may be by ownership, contract, or otherwise.

(b)	"Code" shall mean the Uniform Commercial Code in effect in New York, as amended from time to time.
(c)

"Collateral" shall mean all the Pledgor's present and future right, title and interest in and to any and all of the property listed on Schedule A attached hereto, any additional property which may at any time and from time to time be delivered by or on behalf of the Pledgor to the Bank to be held pursuant to this Agreement, all books, records, and papers relating to the foregoing, all substitutions or renewals therefore, and all proceeds of the foregoing, including, without limitation, all deposit accounts and all cash, securities, instruments, promissory notes or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any of or all of the foregoing.

(d)	"Event of Default" shall mean the occurrence of any one or more of the following events:
(i)

default of any liability, obligation, covenant or undertaking of the Pledgor or any guarantor of the Obligations to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Pledgor or any guarantor of the Obligations under any other Loan Document or any other agreement with the Bank;

(ii)	failure of the Pledgor or any guarantor of the Obligations to maintain aggregate

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collateral security value satisfactory to the Bank in the good faith exercise of its business judgment;
(iii)

default of any material liability, obligation or undertaking of the Pledgor or any guarantor of the Obligations to any other party in aggregate principal amount in excess of $500,000, and the effect of such default is to permit the holder of such obligation to accelerate the payment thereof;

(iv)

if any statement, representation or warranty heretofore, now or hereafter made by the Pledgor or any guarantor of the Obligations in connection with this Agreement or in any supporting financial statement of the Pledgor or any guarantor of the Obligations shall be determined by the Bank to have been false or misleading in any material respect when made;

(v)

if the Pledgor or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or the division of such organization into one or more entities, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(vi)

the death of the Pledgor or any guarantor of the Obligations and, if the Pledgor or any guarantor of the Obligations is a partnership or limited liability company, the death or judicial declaration of incompetence of any partner or member;

(vii)

the institution by or against the Pledgor or any guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Pledgor or any guarantor of the Obligations is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Pledgor or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting by the Pledgor or any guarantor of the Obligations of a trust mortgage for the benefit of creditors (each of the foregoing in this subclause, an "Insolvency Default");

(viii)	the service upon the Bank of a writ in which the Bank is named as trustee of the Pledgor or any guarantor of the Obligations;
(ix)	a judgment or judgments for the payment of money shall be rendered against the Pledgor or any guarantor of the Obligations in aggregate principal amount in excess of $500,000;
(x)	, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;
(xi)	any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Pledgor or any guarantor of the Obligations;
(xii)	the termination or revocation of any guaranty of the Obligations
(e)	"Loan Documents" shall mean this Agreement and all other agreements between the Bank and the Pledgor.
(f)

"Obligation(s)" shall include without limitation all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options (provided, however, that if and only if the Pledgor is not an "eligible contract participant" (as defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any applicable rules, as amended), then to the extent applicable law prohibits such Pledgor from entering into an agreement to secure any obligations in respect of a "swap" (as defined in the Commodity Exchange Act and any applicable rules, as amended, and referred to herein as a "Swap"), Obligations shall not include obligations of the Pledgor to Bank under any Swap) and amounts,

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EXHIBIT 10.2

liquidated or unliquidated, owing by the Pledgor to the Bank or any Bank Affiliate at any time, of each and every kind, nature and description, whether arising under this Agreement, any of the Loan Documents or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Pledgor to the Bank or any Bank Affiliate; or are due indirectly by the Pledgor to the Bank or any Bank Affiliate as endorser, guarantor or other surety, or as obligor of obligations due third persons which have been endorsed or assigned to the Bank or any Bank Affiliate, or otherwise), absolute or contingent, due or to become due, now existing or hereafter contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents.  Said term shall also include all interest and other charges chargeable to the Pledgor or due from the Pledgor to the Bank or any Bank Affiliate from time to time and all costs and expenses referred to in this Agreement.

(g)	"Person" or "party" shall include individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

3.

Costs and Expenses.  The Pledgor shall pay to the Bank on demand any and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank's rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank's security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

4.	Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants that:
(a)

the Pledgor shall at the Pledgor's cost and expense execute all such instruments, documents and papers, and will do all such acts as the Bank may request from time to time to carry into effect the provisions and intent of this Agreement, including, without limitation, as applicable, the execution of stock transfer orders and stock powers, endorsement of promissory notes, certificates of deposit, passbooks and instruments, notifications to obligors on the Collateral, and all such other acts as the Bank may request with respect to the perfection and protection of the security interest granted herein and the assignment effected hereby and the Pledgor hereby authorizes the Bank to take any of the foregoing actions without notice and without further approval of any kind;

(b)

the Pledgor has good and marketable title to the Collateral free and clear of any lien other than the security interest granted herein and the Pledgor shall keep the Collateral free and clear of all liens, encumbrances, attachments, security interests, pledges and charges, and it shall not sell, lease, assign or otherwise dispose of, transfer or grant options with respect to, any Collateral;

(c)

the Pledgor shall deliver to the Bank when received by the Pledgor, any item representing or constituting any of the Collateral, including, without limitation, all cash dividends, all stock certificates whether now existing or hereafter received as a result of any stock dividends, stock splits or otherwise, and all promissory notes, certificates of deposit, passbooks and instruments, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.  Any and all Collateral and cash, promissory notes, certificates of deposit, passbooks and instruments, securities and other distributions of property which are received by the Pledgor contrary to the provisions of this Agreement, shall be held by the Pledgor in trust for the benefit of the Bank and shall be immediately delivered to the Bank in the form so received (with any necessary endorsement or instrument of transfer or assignment);

(d)

the Pledgor, if a corporation or other entity, shall not change its name, state of organization and/or registration or the location of its chief executive office or principal place of business, and if an individual, his or her primary residence, except in each case upon not less than 30 days prior written notice to Bank;

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(e)

the Pledgor has not performed and will not perform any acts which might prevent the Bank from enforcing any of the terms of this Agreement or which would limit the Bank in any such enforcement and the Pledgor shall not exercise any right with respect to the Collateral which would dilute or materially adversely affect the Bank's rights in the Collateral.  Other than financing statements or other similar or equivalent documents or instruments with respect to the security interests granted hereunder in favor of the Bank,no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien on such Collateral.  No Collateral is in the possession of any person asserting any claim thereto or security interest therein other than the Bank or its designee unless such person has entered into a control agreement satisfactory to the Bank;

(f)

the security interests granted hereunder constitute, under the Code, valid security interests in all Collateral, securing the Obligations and (i) upon the delivery of any of the Collateral to the Bank in accordance herewith, the security interest in such Collateral will be perfected, subject to no prior lien and the Bank will have "control" (as defined in the Code) thereof, (ii) with respect to Collateral, if any, in the possession of a third party, the Bank will have a perfected, first priority security interest in such Collateral upon execution by such third party of a control agreement in form and substance satisfactory to the Bank and (iii) when UCC financing statements in the appropriate form are filed in the appropriate offices, the security interest granted hereunder will constitute a perfected security interest to the extent that a security interest may be perfected by filing pursuant to the Code, prior to all liens and rights of others;

(g)

the Pledgor has full power and authority to enter into this Agreement and to pledge the Collateral hereunder and except for the filing of UCC financing statements, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery hereof or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the security interest granted hereunder or for the enforcement thereof;

(h)

as to Collateral, if any, comprised of deposit accounts, the Pledgor has delivered to the Bank every certificate of deposit included in the Collateral, duly endorsed to the Bank and every passbook or other document or instrument evidencing or comprising the Collateral; and

(i)	as to Collateral, if any, comprised of securities:
(i)	the Pledgor shall, upon the request of the Bank, cause the issuer of any uncertificated securities to issue certificates with respect thereto;
(ii)	the Pledgor shall, upon the request of the Bank, cause any certificated securities to be issued in the name of the Bank, as pledgee;
(iii)	the Pledgor shall not cause or permit any certificated securities to be converted to uncertificated securities;
(iv)	the Pledgor shall not, without the Bank's prior written consent, file any affidavit for replacement of lost stock certificates or bonds; and
(v)

the Pledgor shall not vote the Collateral in favor of or consent to any resolution which might impose any restrictions upon the sale, transfer or disposition of the Collateral; result in the issuance of any additional shares of stock of any class; vest additional powers, privileges, preferences or priorities to any other class of stock; or adversely affect the rights of the Bank hereunder;

(vi)

all shares of capital stock identified in any Schedule to this Agreement are beneficially owned by the Pledgor, have been duly authorized and validly issued, are fully paid and non‑assessable, and are subject to no option to purchase or similar right of any person.  The Pledgor is not and will not become a party to or otherwise bound by any agreement (including without limitation any voting agreement), other than the Loan Documents, which restricts in any manner the rights of any present or future holder of any Collateral with respect thereto.

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5.

Power of Attorney.  The Pledgor hereby irrevocably constitutes and appoints the Bank as the Pledgor's true and lawful attorney, with full power of substitution at the sole cost and expense of the Pledgor but for the sole benefit of the Bank, to endorse in favor of the Bank any of the Collateral; execute and deliver instruments of assignment and/or orders for withdrawal; cause the transfer of any of the Collateral in such name as the Bank may, from time to time, determine; cause the issuance of certificates for book entry and/or uncertificated securities; provide notification in connection with book entry securities or general intangibles and/or provide instructions to the issuers of uncertificated securities or securities intermediaries, as necessary; to renew, extend or roll over any Collateral; and make demand and initiate actions to enforce any of the Obligations.  The Bank may take such action with respect to the Collateral as the Bank may reasonably determine to be necessary to protect and preserve its interests in the Collateral.  The Bank shall also have and may exercise at any time all rights, remedies, powers, privileges and discretion of the Pledgor with respect to and under the Collateral, provided, however, the Bank shall have no right until an Event of Default has occurred to exercise any voting rights available to the Pledgor at any time the Collateral is held by the Bank solely as pledgee hereunder.  Except as limited above, all the rights, remedies, powers, privileges and discretion included in this paragraph may be exercised by the Bank whether or not any of the Obligations are then due and whether or not an Event of Default has occurred.  All powers conferred upon Bank by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.  The power of attorney shall not be affected by subsequent disability or incapacity of the Pledgor.  The Bank shall not be liable for any act or omission to act pursuant to this Paragraph except for any act or omission to act which is caused by the Bank's gross negligence or willful misconduct.

6.

Further Assurances.  The Pledgor will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may reasonably request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Agreement (including, without limitation, to correct clerical errors) or to vest more fully in, or assure to the Bank the security interest in, the Collateral or to comply with applicable statute or law.  To the extent permitted by applicable law, the Pledgor authorizes the Bank to file financing statements, continuation statements or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction.  The Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Pledgor is an organization, the type of organization and any organization identification number issued to the Pledgor.  The Pledgor agrees to furnish any such information to the Bank promptly upon request.  In addition, the Pledgor shall at any time and from time to time take such steps as the Bank may reasonably request for the Bank (i) to obtain an acknowledgment, in form and substance satisfactory to the Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Bank, (ii) to obtain "control" of any Collateral comprised of investment property or deposit accounts (as such terms are defined in the Code), with any agreements establishing control to be in form and substance satisfactory to the Bank, and (iii) otherwise to insure the continued perfection and priority of the Bank's security interest in any of the Collateral and the preservation of its rights therein.  The Pledgor hereby constitutes the Bank its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.

7.

Default.  If an Event of Default shall occur, at the election of the Bank (but automatically in the case of an Insolvency Default), all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on demand, which shall be due and payable on demand, whether or not an Event of Default has occurred.

The Bank is hereby authorized, at its election, after an Event of Default or after demand, without any further demand or notice except to such extent as notice may be required by applicable law, to sell or otherwise dispose of all or any of the Collateral at public or private sale and/or enforce and collect the Collateral (including, without limitation, the liquidation of deposit accounts, debt instruments or securities

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EXHIBIT 10.2

and the exercise of conversion rights with respect to convertible securities, whether or not such instruments or securities have matured and whether or not any penalties or other charges are imposed on account of such action); and the Bank may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it by applicable law, all as the Bank may determine.  If notice of a sale or other action by the Bank is required by applicable law, the Pledgor agrees that ten (10) days' written notice to the Pledgor, or the shortest period of written notice permitted by law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, the Bank, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations.  Any sale (public or private) shall be free from any right of redemption, which the Pledgor hereby waives and releases.  No purchaser at any sale (public or private) shall be responsible for the application of the purchase money.  Any balance of the net proceeds of sale remaining after paying all Obligations of the Pledgor to the Bank shall be returned to the Pledgor or to such other party as may be legally entitled thereto; and if there is a deficiency, the Pledgor shall be responsible for the same, with interest.  The Pledgor acknowledges that any exercise by the Bank of the Bank's rights upon default may be subject to compliance by the Bank with any statute, regulation, ordinance, directive or order of any Federal, state, municipal or other governmental authority, and may impose, without limitation, any of the foregoing restricting the sale of securities.  The Bank, in its sole discretion at any such sale, may restrict the prospective bidders or purchasers as to their number, nature of business and investment intentions, and may impose, without limitation, a requirement that the persons making such purchases represent and agree, to the satisfaction of the Bank, that they are purchasing the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  The proceeds of any collection or of any sale or disposition of the Collateral held pursuant to this Agreement shall be applied towards the Obligations in such order and manner as the Bank determines in its sole discretion, any statute, custom or usage to the contrary notwithstanding.

8.

Safe Custody and Exclusivity.  The Bank shall have no duty as to the Collateral or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of the Bank with the same due care that the bank with which the Bank would maintain its own property, and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Bank's Rights and Remedies (as defined herein) may be exercised without resort or regard to any other source of satisfaction of the Obligations.

9.

Indemnification.  The Pledgor shall indemnify, defend and hold the Bank and any Bank Affiliate and their directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless of and from any claim brought or threatened against any Indemnitee by the Pledgor, any guarantor or endorser of the Obligations, or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Pledgor, or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's election, but at the expense of the Pledgor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.  The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Bank in favor of the Pledgor.

10.

Waivers.  The Pledgor waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.  No course of dealing and no delay or omission of the Bank in exercising or enforcing any of its rights, powers, privileges, remedies, immunities or discretion (all of which are hereinafter collectively referred to as the "Bank's Rights and Remedies") hereunder or under applicable law shall constitute a waiver thereof; and no waiver by the Bank of any default of the Pledgor hereunder or of any demand hereunder shall operate as a waiver of any other default hereunder or any other demand hereunder.  No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Bank, which consent makes explicit reference to this Agreement.  Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank and the Pledgor at any time (whether before, during or

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EXHIBIT 10.2

after the effective date or term of this Agreement) shall be construed in any particular way as a waiver, modification or limitation of any of the Bank's Rights and Remedies under this Agreement (nor shall anything in this Agreement be construed as a waiver, modification or limitation of any of the Bank's Rights and Remedies under any such other agreement or transaction) but all the Bank's Rights and Remedies not only under the provisions of this Agreement but also under any such other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

11.

Severability.  If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

12.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.
13.

Complete Agreement.  This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes, all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

14.

Binding Effect of Agreement.  This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until released in writing by the Bank.  The Bank may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the Bank's Rights and Remedies; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral.  Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

15.

Notices.  Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer or agent of the Pledgor or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Pledgor or Bank at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party.

16.

Reproductions.  This Agreement and all documents which have been or may be hereinafter furnished by Pledgor to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

17.	Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.
18.	Joint and Several. If more than one Pledgor signs this Agreement, then the responsibilities hereunder are joint and several.
19.	Completing and Correcting this Agreement. The Borrower authorizes the Bank to fill in any blank spaces and to otherwise complete this Agreement and to correct any patent errors herein.
20.

ADDITIONAL WAIVERS.  IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, PLEDGOR WAIVES (i) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (ii) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (iii) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

21.

Jurisdiction and Venue.  The Pledgor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Agreement.  The Pledgor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit,

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action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.  The Pledgor hereby consents to process being served in any such suit, action or proceeding (i) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Pledgor's address set forth herein or such other address as has been provided in writing to the Bank and (ii) in any other manner permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Pledgor.

22.

JURY WAIVER.  THE PLEDGOR AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED.  THE PLEDGOR CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed and dated October 8, 2019.

Signature Verified:	Pledgor:

(For Bank use)

GRAHAM CORPORATION

/s/Joseph W. Burden	By:/s/Jeffrey F. Glajch
Name: Joseph W. Burden	Name: Jeffrey F. Glajch
Title: Vice President	Title: Chief Financial Officer

Accepted: HSBC Bank USA, National Association

By:	/s/Joseph W. Burden
Name:	Joseph W. Burden
Title:	Vice President

Pledge Agreement - Obligor 1	Ó 2019 Medici, a division of Wolters Kluwer Financial Services